Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of May 10, 2007, among MICHAELS STORES, INC., a Delaware corporation (the “Borrower”), the Replacement Lenders (as defined below), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents have entered into a Credit Agreement, dated as of October 31, 2006 (as amended, supplemented and/or otherwise modified to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein, subject to the terms and conditions set forth below.

NOW, THEREFORE, it is agreed;

A.                                   Amendments to the Credit Agreement

1.             Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the definitions of “Applicable Rate”, “Commitment”, “Loan”, “Notice of Intent to Cure”, “Permitted Cure Issuance”, “Pro Rata Share” and “Relevant Reference Period” appearing in said Section in their entirety and (ii) inserting in appropriate alphabetical order the following new definitions:

“Applicable Rate” means a percentage per annum equal to (i) in the case of Eurocurrency Rate Loans, 2.25% and (ii) in the case of Base Rate Loans, 1.25%, less, in each case, if (but only if) the Moody’s Applicable Corporate Rating then most recently published is B1 or higher (with at least a stable outlook), 0.25%.  Any increase or decrease in the Applicable Rate resulting from a change in Moody’s Applicable Corporate Rating shall become effective as of the first Business Day immediately following the date the then most recent Moody’s Applicable Corporate Rating is published; provided that at the option of the Administrative Agent or the Required Lenders, no deduction shall apply (x) as of the first Business Day after the date on which Moody’s ceases to maintain or publish a Moody’s Applicable Corporate Rating (of any level), and shall continue not to apply to and including the date on which a new Moody’s Applicable Corporate Rating is so published (with any deduction as otherwise determined in accordance with this definition to apply thereafter), and (y) as of the first Business Day after an Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, and shall continue not to apply to but excluding the date on which such Event of Default is cured or waived (with any deduction as otherwise determined in accordance with this definition to apply thereafter). It is understood and agreed that (x) the “Applicable Rate” (as defined herein immediately prior to giving effect to the First Amendment Effective Date) shall apply for all periods prior to the First Amendment Effective Date, (y) the “Applicable Rate” (as defined herein immediately after giving effect to the First Amendment Effective Date and prior to the Second Amendment Effective Date) shall apply for all periods on and after the First Amendment Effective Date and prior to the Second Amendment Effective Date and (z) the “Applicable Rate” (as defined herein immediately after giving effect to the Second Amendment Effective Date) shall apply for all periods on and after the Second Amendment Effective Date.

“Applicable Consolidated Secured Debt Ratio” means, as at any date of determination, the ratio of (a) the Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by Liens as at the last day of the Relevant Reference Period then last ended to (b) the Borrower’s EBITDA for the Relevant Reference Period then last ended, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of “Consolidated Secured Debt Ratio” and “Pro Forma Compliance”:

Calendar Year Ended	Relevant Reference Period Ended Closest to January 31	Relevant Reference Period Ended Closest to April 30	Relevant Reference Period Ended Closest to July 31	Relevant Reference Period Ended Closest to October 31
2008	5.95:1.00	5.95:1.00	5.95:1.00	5.95:1.00
2009	5.95:1.00	5.50:1.00	5.50:1.00	5.50:1.00
2010	5.50:1.00	5.00:1.00	5.00:1.00	5.00:1.00
2011	5.00:1.00	4.50:1.00	4.50:1.00	4.50:1.00
2012	4.50:1.00	4.00:1.00	4.00:1.00	4.00:1.00
2013	4.00:1.00	4.00:1.00	4.00:1.00	4.00:1.00

“Commitment” means, as to each Lender, its Original Commitment, its New Commitment or its Replacement Commitment, as the context may require.

“Loan” means (a) the making of an Original Loan by a Lender to the Borrower pursuant to Section 2.01(a), (b) the making of an Additional New Loan by a Lender to the Borrower pursuant to Section 2.01(c), (c) the conversion of an Original Loan to a Converted New Loan by a Lender pursuant to Section 2.01(b) or (d) the making of a Replacement Loan by a Lender to the Borrower pursuant to Section 2.01(d).

“Pro Rata Share” means, with respect to each Lender, (i) at or prior to the funding on the Closing Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders at such time, (ii) for purposes of Section 2.02(b) only, at the time of the funding of the Additional New Loans on the First Amendment Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the New Commitment of such Lender at such time and the denominator of which is the sum of the aggregate New Commitments of all Lenders at such time, (iii) at the time of the funding of the Replacement Loans on the Second Amendment Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Replacement Commitment of such Lender at such time and the denominator of which is the sum of the aggregate Replacement Commitments of all Lenders at such time and (iv) at any other time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Loans of such Lender at such time and the denominator of which is the aggregate principal amount of the Loans of all Lenders at such time.

“Refinanced Loans” means all outstanding Loans immediately prior to the Second Amendment Effective Date.

“Relevant Reference Period” means (i) in the case of any determination of EBITDA and Consolidated Total Indebtedness (and any component definitions used therein) for purposes of computing the Consolidated Total Leverage Ratio as used in the definition of “Required Percentage”, the Excess Cash Flow Period then most recently ended, and (ii) in the case of any determination of (1) the Fixed Charge Coverage Ratio, (2) the Fixed Charge Coverage Ratio Incurrence Test, (3) the Consolidated Secured Debt Ratio, (4) the Consolidated Total Leverage Ratio (other than as used in the definition of “Required Percentage”), or (5) Pro Forma Compliance with the Applicable Consolidated Secured Debt Ratio for purposes of Sections 7.02(a)(ii), 7.02(b)(vi), 7.02(b)(vii) and 7.06(a)(iv) and the definitions of “Permitted Collateral Liens”, “Permitted Liens” and “Unrestricted Subsidiary” (and the component definitions used in any of the foregoing), the Test Period then most recently ended for which internal financial statements are available immediately preceding the date on which the Specified Transaction for which such calculation is being made shall occur.

“Replacement Commitment” means, as to each Lender, its obligation to make a Replacement Loan to the Borrower pursuant to Section 2.01(d) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Replacement Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Replacement Commitments is $2,338,250,000.

“Replacement Loan” has the meaning provided in Section 2.01(d).

“Repricing Transaction” means (1) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of

Replacement Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” interest rate margin or weighted average yield for the respective Type of such indebtedness that is less than the applicable rate for or weighted average yield for Replacement Loans of the respective Type (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fee or “original issue discount” shared with all lenders or holders of such Indebtedness or Replacement Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or Replacement Loans, as the case may be, and without taking into account any fluctuations in the Eurocurrency Rate or comparable LIBOR rate) but excluding Indebtedness incurred in connection with a Change of Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Replacement Loans or (2) any effective reduction in the Applicable Rate for Replacement Loans (e.g., by way of amendment, waiver or otherwise).  Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding Replacement Loans.

“Second Amendment” means the Second Amendment to this Agreement, dated as of May 10, 2007.

“Second Amendment Effective Date” has the meaning provided in the Second Amendment.

2.             The definition of “Consolidated Total Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “definitions of Applicable Rate and” appearing in said definition with the text “definition of”.

3.             The definition of “Consolidated Total Leverage Ratio” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “definitions of Applicable Rate and” appearing in said definition with the text “definition of”.

4.             The definition of “Excluded Contribution” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “provided that the term “Excluded Contribution” shall not include the net cash proceeds from any Permitted Cure Issuance” appearing at the end of said definition.

5.             The definition of “Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “each Replacement Lender and its” immediately after the text “and includes” appearing in said definition and deleting “their” in said definition.

6.             The definition of “Permitted Collateral Liens” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “(or, if less, the covenant level then required to be maintained pursuant to Section 7.05)” appearing in clause (a) of said definition with the text “(and, in any event, the Borrower shall be in Pro Forma Compliance with the then Applicable Consolidated Secured Debt Ratio)”.

7.             The definition of “Permitted Liens” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “(or, if less, the covenant level then required to be maintained pursuant to Section 7.05” in clause (mm) of said definition with the text “(and, in any event, the Borrower shall be in Pro Forma Compliance with the then Applicable Consolidated Secured Debt Ratio)”.

8.             The definition of “Pro Forma Compliance” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the text “the financial performance covenant set forth in Section 7.05” and the first reference to the text “Section 7.05” appearing in said definition with the text “the Applicable Consolidated Secured Debt Ratio”, (ii) replacing the text “in the table in Section 7.05” appearing in said definition with the text “in the table set forth in the definition of Applicable Consolidated Secured Debt Ratio” and (iii) replacing each reference to the text “Test Period” appearing in said definition with the text “Relevant Reference Period”.

9.             The definition of “Unrestricted Subsidiary” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing each reference to the text “Section 7.05” appearing in said definition with the text “the then Applicable Consolidated Secured Debt Ratio”.

10.           Section 1.03 of the Credit Agreement is hereby amended by replacing all instances of the text “Section 7.05” in clause (b) of said Section with the text “the Applicable Consolidated Secured Debt Ratio”.

11.           Section 1.08 of the Credit Agreement is hereby amended by replacing the text “Section 7.05” in the second sentence of said Section with the text “the Applicable Consolidated Secured Debt Ratio”.

12.           Section 2.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately before the text “each Lender with a New Commitment” appearing in said Section and inserting a comma in lieu thereof, and (ii) inserting the following text immediately prior to the period (“.”) appearing at the end of the first sentence of said Section:

“, and (d) on the Second Amendment Effective Date, each Lender with a Replacement Commitment severally agrees to make to the Borrower a single term loan denominated in Dollars (each, a “Replacement Loan” and, collectively, the “Replacement Loans”) in a principal amount equal to such Lender’s Replacement Commitment on the Second Amendment Effective Date.”

13.           Section 2.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing before the text “(3) any” in the first sentence of clause (a)(i) of said Section and (ii) inserting the following new text immediately prior to the period (“.”) at the end of the first sentence of said Section:

“and (4) any prepayment of Replacement Loans made prior to the first anniversary date of the Second Amendment Effective Date in connection with a Repricing Transaction shall be accompanied by the payment of the fee described in Section 2.09(b).”

14.           Section 2.07 of the Credit Agreement is hereby amended by inserting the text “, except to the extent such prepayments were made on the Second Amendment Effective Date with the proceeds of Replacement Loans” after the text “set forth in Section 2.05” appearing in said Section.

15.           Section 2.09 of the Credit Agreement is hereby amended by (i) inserting the text “(a)” immediately prior to the text “The Borrower” in the first sentence of said Section and (ii) inserting the following new clause (b) immediately following the new clause (a) of said Section:

“(b)         At the time of the effectiveness of any Repricing Transaction that is consummated prior to the first anniversary of the Second Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Replacement Loans (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Replacement Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (2) of the definition thereof, the aggregate principal amount of all Replacement Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction.  Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”

16.           Section 6.02 of the Credit Agreement is hereby amended by deleting clauses (a) and (b) thereof in their entirety and inserting the following new clauses (a) and (b) in lieu thereof:

“(a)         no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements (which certificate may be limited to the extent required by accounting rules or guidelines);

(b)           no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;”.

17.           Section 7.02 of the Credit Agreement is hereby amended by (i) replacing all instances of the text “Section 7.05” in said Section (including in all clauses and sub-clauses of said Section) with the text “the then Applicable Consolidated Secured Debt Ratio”, (ii) deleting the text “(V) a Permitted Cure Issuance,” appearing in the proviso at the end of sub-clause (a)(iii)(B) of said Section, and (iii) deleting the text “(x) cash contributed to the Borrower pursuant to a Permitted Cure Issuance,” appearing in sub-clause (a)(iii)(C) of said Section.

18.           Section 7.05 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new text in lieu thereof:

“SECTION 7.05  [RESERVED].”

19.           Section 7.12 of the Credit Agreement is hereby amended by adding the following sentence at the end of said Section:

“Notwithstanding the foregoing, proceeds of the Replacement Loans will not be used for any purpose other than the repayment of principal of the outstanding Refinanced Loans on the Second Amendment Effective Date.”.

20.           Section 8.01 of the Credit Agreement is hereby amended by deleting the text “provided, that any Event of Default under Section 7.05 is subject to cure as contemplated by Section 8.05” appearing in clause (b) of said Section.

21.           Section 8.05 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new text:

“SECTION 8.05  [RESERVED].”

22.           Schedule 2.01 to the Credit Agreement is hereby amended by adding thereto the information set forth on Schedule 2.01 attached hereto.

B.                                     Miscellaneous Provisions

1.             In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants to each of the Lenders that (i) all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date (as defined below), both immediately before and after giving effect to this Second Amendment, unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (ii) there exists no Default or Event of Default on the Second Amendment Effective Date, both immediately before and after giving effect to this Second Amendment and (iii) concurrently with this effectiveness of the Second Amendment, the proceeds of all Replacement Loans shall be immediately applied by the Borrower to repay all outstanding Refinanced Loans.

2.             This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

3.             This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

4.             THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.             This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when:

(i)            the Borrower, the Administrative Agent and each Replacement Lender (as defined in the Credit Agreement as modified hereby) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent;

(ii)           there shall have been delivered to the Administrative Agent for the account of each of the Replacement Lenders that have requested same an appropriate Note executed by the Borrower, in each case in the amount, maturity and otherwise as provided in the Credit Agreement (as modified hereby);

(iii)          (x) the principal of all outstanding Refinanced Loans shall have been repaid in full and (y) all accrued and unpaid interest on all Refinanced Loans shall have been paid in full and all costs of the type described in Section 3.05 of the Credit Agreement shall have been paid in full in connection with the repayment of the Refinanced Loans;

(iv)          there shall have been delivered to Administrative Agent (A) copies of resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and performance of this Second Amendment and the Loan Documents as amended by this Second Amendment, certified as of the Second Amendment Effective Date by a Responsible Officer, secretary or assistant secretary of such Loan Party as being in full force and effect without modification or amendment and (B) good standing certificates for each Loan Party from each jurisdiction in which such Loan Party is organized;

(v)           there shall have been delivered to the Administrative Agent a certificate attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to this Second Amendment, from the Chief Financial Officer of the Borrower; and

(vi)          there shall have been delivered to the Administrative Agent an opinion from Ropes & Gray LLP, counsel to the Loan Parties, in a form reasonably acceptable to the Administrative Agent.

6.             By executing and delivering a copy hereof, each Loan Party hereby agrees that all Loans (including, without limitation, the Replacement Loans) shall be fully guaranteed pursuant to the Guaranty to which it is party in accordance with the terms and provisions thereof and shall be fully secured pursuant to the applicable Collateral Documents.

7.             The Borrower, the Administrative Agent and the Replacement Lenders hereby acknowledge and agree that this Second Amendment and the Replacement Loans are permitted by the applicable provisions of Section 10.01 of the Credit Agreement and that such Replacement Loans constitute Obligations.

8.             From and after the Second Amendment Effective Date, all references in the Credit Agreement and in the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*              *              *

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be duly executed and delivered as of the date first above written.

MICHAELS STORES, INC.

By:	/s/ Lisa K. Klinger
Name: Lisa K. Klinger
Title: Senior Vice President – Finance and Treasurer

DEUTSCHE BANK AG NEW YORK
BRANCH, Individually and as Administrative Agent

By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

Each of the undersigned Guarantors acknowledges and agrees to the terms of the Second Amendment.

AARON BROTHERS, INC.

By:	/s/ Lisa K. Klinger
Lisa K. Klinger
Senior Vice President – Finance and Treasurer

ARTISTREE, INC.

By:	/s/ Lisa K. Klinger
Lisa K. Klinger
Senior Vice President – Finance and Treasurer

MICHAELS FINANCE COMPANY, INC.

By:	/s/ Lisa K. Klinger
Lisa K. Klinger
Senior Vice President – Finance and Treasurer

MICHAELS OF CANADA, ULC

By:	/s/ Lisa K. Klinger
Lisa K. Klinger
Senior Vice President – Finance and Treasurer

MICHAELS STORES CARD SERVICES, LLC

By:	/s/ Lisa K. Klinger
Lisa K. Klinger
Senior Vice President – Finance and Treasurer

MICHAELS STORES PROCUREMENT COMPANY, INC.

By:	/s/ Lisa K. Klinger
Lisa K. Klinger
Senior Vice President – Finance and Treasurer

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF MAY 10, 2007, TO THE CREDIT AGREEMENT, DATED AS OF OCTOBER 31, 2006, AMONG MICHAELS STORES, INC., DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, JPMORGAN CHASE BANK, N.A., AS SYNDICATION AGENT, AND BANK OF AMERICA, N.A. AND CREDIT SUISSE, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

By:
Name:
Title:

SCHEDULE 2.01

To Credit Agreement

Schedule 2.01

Replacement Commitments

LENDER	REPLACEMENT COMMITMENT

DEUTSCHE BANK AG NEW YORK BRANCH	$2,338,250,000